SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

    IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 31, 2009

To Our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of IBERIABANK Corporation to be held in the Company’s offices at 200 West Congress Street, Lafayette, Louisiana on January 29, 2010 at 3:00 p.m., Central Time.

At the Special Meeting, we are asking shareholders to approve our proposed 2010 Stock Incentive Plan. We recommend that shareholders approve the proposal because we believe that this new plan, as part of our equity-based incentive program, will enable our Company to continue to opportunistically hire qualified executives and other key personnel. Banking continues to be a “people” business. In today’s competitive banking environment, exceptional talent has become a critical component to the long-term growth prospects of our business; particularly after our ANB Financial acquisition in Arkansas, our CapitalSouth Bank acquisition in Alabama and our Century Bank and Orion Bank acquisitions in Florida. We believe the new plan will allow us to attract, retain and motivate executives and personnel instrumental in the continued long-term success of our expanded Company and our performance relative to our peer institutions. We believe we are a distinctively different organization with unparalleled talent and unique growth opportunities.

The matters to be considered by shareholders at the Special Meeting are described in the accompanying materials. Directors and officers of the Company will be present to respond to any questions shareholders may have.

The vote required to approve the 2010 Stock Incentive Plan is the affirmative vote of a majority of the votes actually cast.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at the Special Meeting to take the time to do so. We hope you will attend the Special Meeting, but whether or not you expect to be personally present, please vote your shares by signing, dating and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Special Meeting.

Even though you execute this proxy, or vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Special Meeting. If you attend the Special Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter, and your continued support of, and interest in, IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd
President and Chief Executive Officer

Phone 337-521-4012 • FAX 337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 29, 2010

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of IBERIABANK Corporation will be held at IBERIABANK, 200 West Congress Street, Lafayette, Louisiana, on Friday, January 29, 2010 at 3:00 p.m., Central Time (the “Special Meeting”), for the purpose of considering and acting on the following:

1.	approval of a proposed 2010 Stock Incentive Plan; and

2.	such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 28, 2009, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

George J. Becker III
Secretary

Lafayette, Louisiana

December 31, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held on January 29, 2010

This Notice and Proxy Statement are available electronically at

http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

Whether or not you expect to attend the Special Meeting, please vote by Internet, or telephone, or complete the enclosed proxy and return promptly in the envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Special Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

January 29, 2010

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors of IBERIABANK Corporation (the “Company”) for use at the Special Meeting of Shareholders to be held on January 29, 2010, and at any adjournments or postponements thereof (the “Special Meeting”).

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone, or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically or via the Internet) with the Secretary at or before the Special Meeting, or by voting in person at the Special Meeting.

This Proxy Statement was mailed to each shareholder of record at the voting record date, on or about December 31, 2009.

VOTING

Record Date

At the close of business on December 28, 2009, the record date for the Special Meeting, we had 20,717,118 shares of common stock, par value $1.00 per share, referred to herein as “Common Stock,” outstanding and entitled to vote at the Special Meeting. On each proposal presented for a vote at the Special Meeting, each shareholder is entitled to one vote per share of Common Stock held as of the record date. As of the record date, our directors and executive officers held 726,468 shares of Common Stock, or approximately 3.5% of all outstanding shares of Common Stock, and we believe that all of these shares will be voted in favor of Proposal I.

Quorum

A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of our total voting power. Shares represented at the Special Meeting that are abstained from voting will be considered present for the purpose of determining a quorum at the Special Meeting. If less than a majority of the outstanding shares of Common Stock is represented at the Special Meeting, the shares so represented may adjourn the Special Meeting to another date, time or place.

Vote Required

In voting with respect to the adoption of the IBERIABANK Corporation 2010 Stock Incentive Plan (Proposal I), you may vote in favor of or against the proposal or you may abstain from voting. The vote required to approve Proposal I is governed by our Bylaws and is the affirmative vote of the holders of a majority of the votes actually cast.

Abstentions and Broker Nonvotes

Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal. Abstentions are not counted as votes cast on the approval of the 2010 Stock Incentive Plan, and will have no effect on Proposal I.

Brokers holding shares of Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on “routine” matters. Absent specific instructions from the beneficial owners in the case of “non-routine” matters (the proposal for the approval of the 2010 Stock Incentive Plan is considered “non-routine”), the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Broker non-votes are not counted as votes cast.

Any other matter that may be properly submitted to shareholders will be determined by a majority of the votes actually cast at the Special Meeting, either by proxy or in person. Broker nonvotes will not be counted and will have no effect.

PROXIES

We are furnishing this Proxy Statement and the accompanying proxy card in connection with the solicitation by our Board of Directors of proxies from our shareholders for use at the Special Meeting.

In addition to this solicitation by mail, our directors, officers and other employees, without additional compensation, may solicit proxies in favor of the proposal if deemed necessary, by personal contact, letter, telephone or other means of communication. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus reimbursement for out-of-pocket expenses actually incurred. We will request that brokers, nominees and other custodians and fiduciaries forward proxy solicitation materials to the beneficial owners of the shares of Common Stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals. We will bear the costs of solicitation of proxies for the special meeting.

How You Can Vote

Whether you hold shares in your own name, in street name, or through the Retirement Savings Plan, you may direct your vote without attending the Special Meeting. If you are a shareholder of record or hold shares through the Retirement Savings Plan, you may vote by granting a proxy, as follows:

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By Internet or Telephone — You may submit your proxy by following the instructions on the proxy card. Shareholders of record who are also participants in the Retirement Savings Plan will receive two proxy cards. If you vote using the Internet or telephone, you do not need to return your proxy card (or cards, if you are both a record shareholder and a participant in the Retirement Savings Plan). We have designed telephone and Internet voting procedures that authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded. The deadline for telephone and Internet voting is 3:00 a.m., Eastern Time, on January 29, 2010.

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By Mail — You may vote by mail by signing and dating your proxy card (or cards, if you are both a record shareholder and a participant in the Retirement Savings Plan) and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions that your broker or nominee provides. You can complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

If you choose to vote at the Special Meeting, and:

•	you are a registered shareholder of record or hold shares in the Retirement Savings Plan, you should bring the enclosed proxy card and proof of identity; or

•	you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity.

At the appropriate time during the Special Meeting, we will ask the shareholders present whether anyone wishes to vote in person. You should raise your hand to receive a ballot to record your vote.

Even if you plan to attend the Special Meeting, we encourage you to vote in advance of the Special Meeting by telephone, Internet or mail so your vote will be counted if you later decide not to attend the Special Meeting.

All proxies properly voted by telephone or the Internet and all properly executed written proxy cards that are delivered to us (and not later revoked) will be voted at the special meeting in accordance with the directions given. In voting with regard to Proposal I, you may vote for or against the proposal or abstain from voting. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED “FOR” PROPOSAL I LISTED ON THE PROXY CARD.

The form of proxy confers discretionary authority on the persons named therein with respect to matters incident to the conduct of the Special Meeting and with respect to any other matter presented to the Special Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Special Meeting, we do not know of any other matter that may come before the Special Meeting. If any other matter is properly brought before the Special Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies as determined by a majority of the Board of Directors.

PROPOSAL I — APPROVAL OF THE

IBERIABANK CORPORATION 2010 STOCK INCENTIVE PLAN

Upon the unanimous recommendation of our Compensation Committee, the Board of Directors adopted the IBERIABANK Corporation 2010 Stock Incentive Plan (the “2010 Plan”) as of January 1, 2010, subject to shareholder approval at the Special Meeting. Below is a summary of the principal provisions of the 2010 Plan and its operation. A copy of the 2010 Plan is set forth in full in Exhibit A to this proxy statement, and the following description of the 2010 Plan is qualified in its entirety by reference to that Exhibit.

Background

The Board of Directors has adopted the 2010 Plan in order that we may continue to make future awards of share-based incentive compensation to eligible employees, consultants, and directors of our Company and its affiliates. In May 2008, we acquired certain assets and assumed certain deposits and other liabilities of ANB Financial, N.A., a full service commercial bank headquartered in Bentonville, Arkansas. In August 2009, we acquired certain assets and assumed certain deposits and other liabilities of CapitalSouth Bank, a full service commercial bank headquartered in Birmingham, Alabama. In November 2009, we acquired certain assets and assumed certain deposit and other liabilities of Orion Bank, a full service commercial bank headquartered in Naples, Florida, and Century Bank, FSB, a full service federal thrift institution headquartered in Sarasota, Florida. Each of these transactions was assisted by the Federal Deposit Insurance Corporation (the “FDIC”).

As a result of these acquisitions, as well as other organic, or internal growth, in the last two years we have expanded and enlarged our operations, and the number of employees eligible to participate in our stock incentive plans has increased by approximately 143%. As of the record date, there were only 15,573 unreserved shares available for grant under our existing stock incentive plans. Due to our increased employee population, we believe this number is inadequate to address our anticipated needs.

Banking continues to be a “people” business. In today’s competitive banking environment, exceptional talent has become a critical component to the long-term growth prospects of our business; particularly after our recent acquisitions and related recruiting opportunities. We believe that the 2010 Plan will allow us to attract, retain and motivate executives and other key personnel instrumental in the continued long-term success of our expanded Company and our performance relative to peer institutions. We believe we are a distinctly different organization with unparalleled talent and unique growth opportunities. Before making any future awards, we will carefully consider the financial expense arising from awards.

In addition to considering our expanded employee base and recruiting opportunities, as well as our desire to continue to be able to provide meaningful equity-based incentives, our Compensation Committee and our Board of Directors also considered the following factors in adopting the 2010 Plan:

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The Board of Directors believes that the current management team and strategic hires have required appropriate incentives to deliver earnings and balance sheet growth, the result of which has been a significant improvement in our stock price over the last ten years, both in absolute terms and relative to various indices.

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Since our change in the strategic direction in 1999, our share price has dramatically outperformed our peers, increasing 394% between year-end 1999 and December 18, 2009. Including the reinvestment of quarterly cash dividends, which we have paid each quarter, the total return to our shareholders was approximately 528%. This equates to a 20% total annual return to our shareholders during this period. In comparison, during this period the average share price of our peer institutions increased approximately 64%, and the average total return, including cash dividend reinvestment, of our peers was approximately 106%. This equates to an approximate 3% total average annual return to peer institution shareholders during this period.

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The outstanding long-term success of our share performance, long vesting period and low key leader turnover have resulted in relatively few outstanding stock options being exercised; most have been held for extended periods of time. As a result of these factors, we believe our perceived “overhang” of previous option grants is inflated, albeit for favorable reasons.

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Historically, many of our previous non-FDIC assisted acquisitions included significant cash consideration, as opposed to stock consideration, which further increased the overhang ratio. The acquisitions also required stock incentives to retain and incent key acquired associates.

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Since 1999, a significant portion of our earnings growth was internally driven, via strategic individual and team hires. The Board of Directors believes that it is imperative that we have the right people to continue to successfully execute our strategies and drive our future growth. The ability to grant equity compensation and to conduct opportunistic recruiting are critical components to this success.

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We face a unique operating environment and recruiting opportunities. The favorable influence of the energy sector, limited construction and land development exposure, favorable local competitive dynamics, and internal turmoil at many of our large competitors have provided unique expansion opportunities.

Our Board recognized that these factors and others have caused outstanding long-term incentive awards to be higher than peer levels. The Board determined that the Company’s award levels and the proposed 2010 Plan are appropriate and in the best interests of the Company and its shareholders based on operating results, financial condition, returns to shareholders and future performance.

If the 2010 Plan receives shareholder approval, we will register with the SEC (on a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended) the 600,000 shares of Common Stock that would be issuable under the 2010 Plan.

Vote Required

Pursuant to NASDAQ rules and our Bylaws, the affirmative vote of a majority of the votes actually cast is required for approval of Proposal I.

Description of the 2010 Plan

General. Employees, consultants and directors of our company and our affiliates may be granted awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). There are currently nine directors and approximately 1,843 employees eligible to receive awards under the 2010 Plan.

A maximum of 600,000 shares of Common Stock may be made the subject of awards under the 2010 Plan, which represents approximately 2.9% of our outstanding Common Stock as of December 28, 2009. All share limitations contained in the 2010 Plan will be adjusted in the event of certain changes in the capitalization of the Company. The closing sale price of a share of Common Stock as reported on the NASDAQ Global Select Market on December 28, 2009, was $54.73 per share.

The 2010 Plan will be administered by a committee of at least two directors (the “Committee”), each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 , as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will have authority, subject to the terms of the 2010 Plan, to determine when and to whom to make awards under the 2010 Plan, the type of award and the number of shares to be covered by the awards, the fair market value of shares, the terms of the awards, which include the exercise price of the shares of Common Stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2010 Plan and awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates. Initially, the Committee will be the Compensation Committee of the Board of Directors.

Options and SARs. Options granted under the 2010 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and non-ISOs; provided, however, that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

Share appreciation rights (“SARs”) generally permit participants to receive, upon exercise, cash or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them.

No participant may receive stock options and SARs with respect to more than 300,000 shares of Common Stock per calendar year.

Exercise Price for Options and SARs; No Repricings. The per share purchase price under each option or SAR granted will be established by the Committee at the time the option or SAR is granted. However, the per share purchase price for non-ISOs and the exercise price of SARs will not be less than 100% of the fair market value (generally, the closing price reflected in trading on the NASDAQ Global Select Market, which is the Company’s principal trading market) of a share of Common Stock on the date the option or SAR is granted. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award for participants who own more than 10% of the Company’s outstanding shares on the grant date. For ISOs granted to other participants, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The 2010 Plan does not permit the repricing of options.

Exercise of Options and SARs. Each option granted pursuant to the 2010 Plan will be for such term as determined by the Committee; provided, however, that no option will be exercisable more than 10 years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement evidencing the grant, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee will have discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, shares, cashless exercise through a broker or a net exercise exchange.

Subject to the terms of the agreement evidencing an option grant, the option may be exercised, to the extent the option was exercisable upon termination, during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreement evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to the option upon a termination or change in status of the employment or service of the option holder. All SARs will be counted in full against the number of shares available for award under the 2010 Plan, regardless of the number of shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Performance Units. Under the 2010 Plan, the Committee, in its discretion, may grant restricted shares that are forfeitable unless and until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant an aggregate of no more than 30,000 unrestricted shares as to which a participant’s interest is immediately vested. The Committee, in its discretion, may also grant performance units which must vest based on the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the performance units over the one-year period permitted.

For restricted share and restricted share unit awards, the 2010 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interest in an award becomes vested. However, except for grants to directors, restricted shares and restricted share units must have a minimum three-year vesting period, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if vesting of the awards is based on attainment of performance goals a minimum vesting period of one year is allowed, with incremental vesting of portions of the awards over the one-year period permitted.

Unless otherwise provided in an award agreement, whenever shares are released pursuant to awards under the 2010 Plan, the recipient will be entitled also to receive additional shares that reflect any stock dividends that the Company’s common shareholders receive between the date of the award and issuance or release of the shares. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s common shareholders during the same period.

Performance-based Awards. Under the 2010 Plan the Committee may, at the time of grant of restricted shares, restricted share units, and performance units, designate these awards as “Performance Compensation Awards” intended to be exempt from Code Section 162(m) limitations. In such case, Performance Compensation Awards will vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, a business unit or any affiliate. Performance Compensation Awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $4 million per calendar year and 300,000 shares per performance period, subject to adjustment in the event of certain changes in capitalization of the Company. The Committee may decide the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2010 Plan requires that the Committee specify in writing the performance period to which a Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance-based measures and formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2010 Plan, the possible performance-based measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measures; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder returns; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance-based measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares pursuant to awards, the 2010 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the awards or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers of awards other than incentive stock options to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or other highly compensated employees.

Certain Corporate Transactions. The Committee will equitably adjust the number of shares covered by each outstanding award, all share limitations, and the number of shares that have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted or that have been returned to the 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide, in substitution for any or all outstanding awards under the 2010 Plan, alternative consideration (including securities of any surviving entity) as the Committee may in good faith determine to be equitable under the circumstances, and the Committee may require in connection therewith the surrender of all awards so replaced. In any case, a substitution will not require the consent of any recipient of awards previously granted awards pursuant to the 2010 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is not in-the-money for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.

Unless otherwise provided in an award agreement, awards will automatically vest (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event or in anticipation of a Change in Control (as defined in the 2010 Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any participant with respect to his or her outstanding awards (except to the extent an agreement evidencing an award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation; (ii) require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards, or (iv) make other appropriate adjustments or modifications.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. If the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board of Directors to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the 2010 Plan; Amendments or Termination. The Board of Directors has the power to terminate, amend, alter, suspend, or discontinue the 2010 Plan at any time. If the Board does not take action to earlier terminate the 2010 Plan, it will terminate on December 14, 2019. Certain amendments may require the approval of the Company’s shareholders. For example, NASDAQ rules require shareholder approval of certain material amendments, and shareholder approval is required for any amendment that would permit repricing without shareholder approval. No amendment, suspension, or termination of the 2010 Plan will materially and adversely affect awards that previously had been granted without the written consent of the holders of those awards unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization. Notwithstanding the foregoing, the Committee may amend the 2010 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Federal Income Tax Consequences. The following is a general discussion of certain current U.S. federal income tax consequences relating to awards granted under the 2010 Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of existing laws, regulations and rulings, which could be altered materially with enactment of any new tax legislation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For participants, the expected U.S. tax consequences of awards are as follows:

•	Non-ISOs. A participant will not recognize income at the time a non-ISO is granted. At the time a non-ISO is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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ISOs. A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

•

Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the participant receives.

•

Restricted Shares, Restricted Share Units, Performance Units, Performance Awards, and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, performance units or Performance Compensation Awards, unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to Performance Compensation Awards and Awards of unrestricted shares.

•

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances. The 2010 Plan is designed to permit Performance Compensation Awards that qualify as performance-based compensation for this purpose.

New Plan Benefits. No stock options or other awards have been, or will be, granted under the 2010 Plan prior to approval by the Company’s shareholders. The Committee has not yet determined what awards it will grant under the 2010 Plan.

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2008.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining and available for future issuance(2)

Plans approved by shareholders	1,770,913	(5)	$39.35	363,495
Plans not approved by shareholders(3)(4)	23,979		$32.10	—

Total	1,794,892		$39.25	363,495

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.
(2)	Remaining shares available for issuance include 719 shares under the 1999 Stock Option Plan, 22,613 shares under the 2001 Incentive Compensation Plan, 103,238 shares under the 2005 Incentive Compensation Plan and 236,925 shares under the 2008 Incentive Compensation Plan. Shares remaining to be issued under the 2001, 2005 and 2008 Incentive Compensation Plans can be issued either as a restricted stock grant or upon exercise of stock options issued subsequent to December 31, 2008.
(3)	The Supplemental Stock Option Plan of 1999 was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares authorized for issuance pursuant to this plan was 31,248.
(4)	Stock Purchase Warrants are included in this total and represent warrants to purchase 20,625 shares of Common Stock at weighted average exercise price of $32.10. These warrants were assumed in connection with the acquisition of Alliance Bank of Baton Rouge in February 2004. No subsequent awards of such warrants may be made.
(5)	Number of securities includes 21,008, 145,096, 185,893 and 61,575 shares of unvested restricted stock granted under the Management Recognition & Retention Plan, 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan and 2008 Incentive Compensation Plan, respectively.

Since December 31, 2008, we have granted options pertaining to an aggregate 15,500 shares of our Common Stock and 205,457 shares of restricted stock from our current plans. As of December 28, 2009, the number of outstanding and reserved awards has increased, and there are only 15,573 unreserved shares remaining available for future issuance under our equity compensation plans.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables include certain information as to the Common Stock beneficially owned by:

•

persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our Common Stock;

•	our directors;

•	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Amount	Percentage
Keeley Asset Management Corp.(1) Keeley Small Cap Value Fund 401 South LaSalle Street Chicago, IL 60605	835,000	6.40%

Dimensional Fund Advisors LP(2) 6300 Bee Cave Road Austin, TX 78746	799,545	5.32%

(1)	As reported on Schedule 13G dated February 2, 2009, Keeley Asset Management Corp., an Illinois corporation and a registered investment adviser (“KAM”), and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc., a Maryland corporation and a mutual fund managed by KAM, share beneficial ownership of 835,000 shares. KAM has sole voting power and sole dispositive power with respect to these shares.
(2)	As reported on Schedule 13G dated February 9, 2009, Dimensional Fund Advisors LP, a Delaware limited partnership and a registered investment adviser (“DFA”), has sole voting power with respect to 799,545 shares and sole dispositive power with respect to 825,718 shares. DFA furnishes investment advice to four registered investment companies.

	Common Stock Beneficially Owned as of Record Date(1)(2)(3)(4)
Directors:	Amount		Percentage

Elaine D. Abell	46,185	(5)	*
Harry V. Barton, Jr.	31,474		*
Ernest P. Breaux, Jr.	26,464		*
Daryl G. Byrd	347,484	(5)	1.66%
John N. Casbon	17,900		*
William H. Fenstermaker	56,014	(5)	*
Jefferson G. Parker	73,734		*
O. Miles Pollard, Jr.	7,838		*
E. Stewart Shea III	88,259		*
David H. Welch	4,276		*

Named Executive Officers who are not directors:

Anthony J. Restel	46,458		*
Michael J. Brown	178,162		*
John R. Davis	150,617		*
Michael A. Naquin	106,222		*
All directors and executive officers as a group (19 persons)	1,302,272		6.12%

*	Represents less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.
(2)	Includes shares of Common Stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in our Retirement Savings Plan.

(footnotes continued on following page)

(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 3,125 shares by Ms. Abell; 3,125 shares by Mr. Barton; 3,125 shares by Mr. Breaux; 209,197 shares by Mr. Byrd; 10,313 shares by Mr. Casbon; 3,125 shares by Mr. Fenstermaker; 9,415 shares by Mr. Parker; 3,125 shares by Mr. Pollard; 3,125 shares by Mr. Shea; 24,805 shares by Mr. Restel; 93,460 shares by Mr. Brown; 77,160 shares by Mr. Davis; 64,727 by Mr. Naquin and 575,804 shares by all directors and executive officers as a group.
(4)	Includes unvested restricted shares that may be voted by the following persons: 30,059 shares by Mr. Byrd; 16,008 shares by Mr. Restel; 29,759 shares by Mr. Brown; 21,823 shares by Mr. Davis; 19,135 shares by Mr. Naquin; and 176,018 shares by all directors and executive officers as a group.
(5)	Includes the following shares of Common Stock pledged as security for loans from unaffiliated parties: Ms. Abell – 11,259 shares; Mr. Byrd – 84,878 shares; Mr. Fenstermaker – 17,741 shares.

In addition to beneficial ownership of Common Stock, some of our executive officers hold shares of “phantom stock” that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risks as Common Stock. The value of these phantom shares is the same as the value of the corresponding number of shares of Common Stock. As of the record date, executive officers named in the security ownership table hold a pecuniary interest in the following number of shares of phantom stock: 1,339 shares by Mr. Byrd; 3,845 shares by Mr. Restel; 3,845 shares by Mr. Brown; 3,845 shares by Mr. Davis; 2,200 by Mr. Naquin and 23,527 shares by all executive officers as a group (11 persons).

Explanatory Note: The compensation disclosure provided in this proxy statement was previously provided in connection with our 2009 Annual Meeting of Shareholders. However, we have undertaken to provide additional compensation information with respect to fiscal year 2009 as such information is currently available.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to provide a clear and understandable discussion of (1) our philosophy and practices regarding executive compensation, (2) the elements of compensation of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and other Named Executive Officers (as defined below in the next paragraph), (3) why those elements have been selected, and (4) how these components and types of pay are applied and implemented by our Compensation Committee.

The Compensation Committee analyzes the performance of the CEO. After considering performance in key areas determined to be especially important to the Company and competitiveness of his overall pay with CEO compensation at comparable institutions, the Compensation Committee determines the components and amounts of the CEO’s compensation. The underlying objective is fair and reasonable compensation after considering both objective and subjective factors deemed relevant in evaluating performance. With respect to the other Named Executive Officers, the CEO evaluates performance and proposes compensation, subject to review and approval by the Compensation Committee. The term “Named Executive Officers” means those executive officers (including our CEO and our CFO) whose pay is shown for 2008 in the Summary Compensation Table that follows this CD&A.

Overview of Compensation Programs for Named Executive Officers

Our compensation programs are designed to enable us to recruit and retain key employees (including the Named Executive Officers) who will help us achieve our short-term and long-term business objectives. These programs are structured to motivate these employees and maximize their long-term commitment to our success by providing compensation elements that align their interests with our long-term strategies and the interests of our shareholders. Our strategy for compensating officers and other employees (and particularly the Named Executive Officers) has been based on programs that emphasize performance-based incentive compensation. As part of our overall approach to executive compensation, the Company has entered into an Employment Agreement with our CEO and Change in Control Severance Agreements with our other Named Executive Officers. These agreements are described below under the headings “Employment Agreement” and “Change in Control Severance Agreements.”

It has been our practice for the principal components of compensation for each Named Executive Officer to consist of:

•	support our strategic business objectives;

•	promote the attainment of specific financial goals;

•	reward achievement of specific performance objectives; and

•	encourage teamwork.

Named Executive Officers receive a base salary that recognizes their value both to us and in the executive talent marketplace. The Named Executive Officers also are eligible for annual cash incentive (bonus) awards. Most significantly, a key component of the compensation of Named Executive Officers has been annual equity awards designed to align the Named Executive Officers with shareholders’ interests. We make equity awards to link executive officers’ abilities to build their own long-term net worth with our stock performance and to encourage their retention by providing for vesting schedules over multiple years (generally graduated vesting over seven years). As a result, our compensation programs have utilized a leveraged strategy that emphasizes variable as opposed to fixed compensation.

We provide a limited number of standard benefits and perquisites (as discussed below under “Executive Compensation”). In order to evaluate the reasonableness of this pay component, in September 2008, we asked Hay Group (as part of its engagement described in the next paragraph) to undertake a study of the prevalence of executive benefits and perquisites at comparably-sized financial organizations and a broader group of for-profit employers. A key finding of this study was that, while certain executive benefits and perquisites were comparable to those offered by the groups of organizations examined, in other key areas the Company was found to offer a relatively low level of executive benefits. These findings accorded with our compensation philosophy not to extend personal benefits to our Named Executive Officers beyond those normally provided to similarly situated officers in comparable organizations.

During 2008, the Compensation Committee engaged Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to discrete projects relating to executive compensation. Among other matters, Hay Group examined the positions, duties, and compensation of our CEO and his seven direct reports (the CEO’s “Planning Group”). For more information regarding the nature and scope of Hay Group’s engagement and the role of management in advising the Committee, see “Committees of the Board of Directors – Compensation Committee—Involvement of Compensation Consultants and Executive Management in Compensation Decisions”.

Annual External Benchmarking Against Peer Group

The Compensation Committee annually conducts a competitive analysis of the compensation paid to our CEO through the review of compensation levels among a peer group of banking organizations (the “Peer Group”). In 2008, this competitive review was extended to members of the CEO’s Planning Group (including all of our other Named Executive Officers).

The Compensation Committee believes that benchmarking is useful as a method to gauge the compensation levels for executive talent within competitive job markets that are germane to the Company’s operations based upon both financial and non-financial characteristics. However, the Peer Group data is not used in isolation; rather the Peer Group review is used as a reference point in executive pay analysis and determinations.

The Compensation Committee reviews the pay of the CEO in the context of the Company’s financial performance relative to the Peer Group, his individual performance and tenure in his current position, and its own policies for allocating among the various components of compensation to comport with its compensation philosophies, including retention. A similar approach is followed by the CEO regarding his recommendations to the Compensation Committee, and includes a consideration of desired internal equity among Named Executive Officer positions. With respect to internal equity, no formal criteria are applied; rather, the Compensation Committee (when developing the CEO’s compensation package and reviewing the CEO’s proposals for the other Named Executive Officers) applies its judgment to achieve what it believes is a reasonable spread between and among the compensation of the CEO and the members of his Planning Group. Final decisions on the compensation of Named Executive Officers are made after considering the aforementioned factors.

In determining the appropriate compensation for our Named Executive Officers, external benchmarking against the Peer Group is used as a reference point. Data from proxy statements filed with the Securities and Exchange Commission provides specific Peer Group information concerning base salaries, most-recent annual cash incentive compensation (which at the Company are bonuses), most-recent long-term incentives, types of long-term incentive vehicles used, and benefit/perquisite prevalence. The Compensation Committee also relies on its own subjective evaluation of the performance of the CEO, along with a determination of an appropriate package that balances retention and incentive considerations. The Compensation Committee applies a similar approach in reviewing and approving the compensation recommendations made by the CEO with respect to the other Named Executive Officers. The Compensation Committee believes that this approach best allows consideration of the Company’s particular facts and circumstances.

In September 2007, the Compensation Committee retained Hay Group to undertake an analysis of current Peer Group compensation, and selection of an updated Peer Group to be determined in part on the Company’s recent growth. Based on information developed by Hay Group and considered by the Compensation Committee, the CEO, and the CFO, a new compensation Peer Group of 17 banking organizations was finalized by the Compensation Committee in December 2007. Key factors in the selection of members of the new Peer Group were assets, geographic locations, lines of business, number of locations, number of employees and the Committee’s and management’s knowledge of the banking industry.

The members of this Peer Group are:

Amcore Financial, Inc. (AMFI)	Old National Bancorp (ONB)
Community Trust Bancorp, Inc. (CTBI)	Prosperity Bancshares, Inc. (PRSP)
First Financial Bankshares, Inc. (FFIN)	Republic Bancorp Inc. (RBCAA)
First Merchants Corporation (FRME)	Sterling Bancshares, Inc. (SBIB)
First Midwest Bancorp, Inc. (FMBI)	Trustmark Corporation (TRMK)
FNB Corporation (FNB)	United Community Banks, Inc. (UCBI)
Hancock Holding Company (HBHC)	Whitney Holding Corporation (WTNY)
Heartland Financial USA, Inc. (HTLF)	Wintrust Financial Corporation (WTFC)
MB Financial, Inc. (MBFI)

The above Peer Group was used by the Compensation Committee and Hay Group in an extensive examination of the positions, duties, and compensation of Planning Group members that commenced in mid-2008. The need for, and desirability of, this analysis was prompted by certain base pay adjustments and long-term incentive awards proposed by the CEO for Planning Group members (including Named Executive Officers other than himself). Hay Group began the process by first examining the continued validity and relevance of that Peer Group.

The executive compensation review process extended through the close of 2008 and into early 2009 as the Compensation Committee considered and evaluated the information and recommendations furnished separately by its executive pay consultants and by management. In addition, the Compensation Committee took into account the potential impact of negative developments in the banking industry and the overall U.S. economy, downward movements in stock markets generally and in the Company’s share price.

To supplement the various information and reports presented by Hay Group in early November, 2008, the Compensation Committee requested a compensation analysis be performed internally that excluded three Peer Group organizations which it viewed as having a significant degree of family ownership that might limit the use of equity awards in compensation packages. The three excluded organizations were First Midwest Bancorp, Inc., Heartland Financial USA, and Republic Bancorp Inc. As described below under “Annual Base Salary”, “Annual Cash Incentives”, and “Long-Term Equity Incentives”, the Compensation Committee then made certain decisions based on the totality of the information that had been presented to it. In addition, the Compensation Committee, in January 2009, requested that Hay Group provide further input before it made a decision on the long-term incentive compensation of the CEO. The information provided by the Compensation Committee’s executive pay consultant looked at both the 17-member Peer Group shown above and the smaller Peer Group that excluded three organizations.

Our Compensation Philosophy

We seek to provide our Named Executive Officers with a compensation package that is driven by our overall financial performance, our shareholder value, the overall success of the Company, subsidiary, or business unit directly impacted by an individual’s performance, and the performance of the individual Named Executive Officer. We rely upon our judgment about each Named Executive Officer – not on rigid formulas or short-term changes in business performance – in determining the amount of pay and mix of compensation elements for our Named Executive Officers. Both performance and compensation are evaluated so that the Company can attract and retain the employees (including the Named Executive Officers) critical to its long-term success.

Our compensation philosophy regarding senior executives (especially Named Executive Officers) has been centered on four basic principles:

•	Compensation should be related to performance – whether measured against objective goals or a balancing of subjective factors.

•

Incentive compensation (especially equity-based awards) should represent a large portion of a Named Executive Officer’s total compensation package – this approach minimizes fixed costs and encourages increasing our profitability and shareholder return.

•	Incentive compensation levels should be competitive – allowing us to attract and retain key talent.

•	Incentive compensation should balance short-term and long-term performance – both are important for our business.

Based on this philosophy, our Compensation Committee for many years has maintained a compensation pay structure for Named Executive Officers that focuses on a performance-based pay strategy:

•	fixed base salaries somewhat below median levels of our Peer Group;

•	variable compensation comprising the largest portion of a Named Executive Officer’s pay package; and

•	the majority of the variable pay opportunity for Named Executive Officers awarded in equity-based incentives, which strongly link to shareholder interests.

After examining the information and findings that separately had been provided by our independent executive compensation advisors and by management, we reevaluated the portion of our compensation philosophy that involved paying below Peer Group median base salaries to our Named Executive Officers. We believe that the Company’s success largely has been attributable to the high levels of performance of our key management team, and we do not want any of these executives to leave for a higher (yet still reasonable) base salary elsewhere. Further, we believe that the difficult economic times in the banking industry make a top-quality management team even more critical in addressing the challenges ahead.

Accordingly, we determined that placing a greater percentage of a top executive’s compensation package in the form of base salary is a reasonable approach that can help in the retention of these valued executives. As a result, in December 2008, we modified our compensation philosophy to target base salaries for our Named Executive Officers in the range of median to 75th percentile, depending on performance, position, duties, and other relevant factors. Since annual incentive pay is targeted as a percentage of base salary, this other cash component of executive pay generally also would increase.

With respect to long-term compensation, the Compensation Committee reiterated its performance-based strategy to link a sizable majority of a Named Executive Officer’s “total direct compensation” (composed of base salary, annual cash bonuses and long-term equity incentives) opportunity to our short and long-term annual strategic objectives.

In the year-end compensation review process, the Compensation Committee (with respect to the CEO) and the CEO (with respect to the other Named Executive Officers) set actual pay levels based on its and his consideration of the Company’s performance relative to the Peer Group, individual performance, an individual’s tenure in his/her job, promotion of the Company’s business among Named Executive Officers with similar titles, and such other factors that it and he determine appropriate. The Named Executive Officer positions and responsibilities are reviewed and examined to ensure that these officers are compensated at reasonable levels relative to each other and to other positions within the Company.

The Compensation Committee considers the CEO and other key executives (including the other Named Executive Officers) as a team that needs to work together to effectively build shareholder value. Based on this view, the Compensation Committee believes that annual compensation packages of the other Named Executive Officers should be developed by the CEO using his compensation package for the year as a guidepost, with due consideration to the relative scope of their positions and responsibilities and their relative performance and achievements. Accordingly, the annual cash incentive (bonus), equity-based incentive awards, and annual pay adjustments for the other Named Executive Officers are developed by the CEO, and reviewed and approved by the Compensation Committee, based on an assessment that uses the decisions relative to the CEO as a starting point.

The total direct compensation of our CEO is greater than the individual compensation of our other Named Executive Officers because he has responsibility for the performance of the entire Company, while the other Named Executive Officers have responsibility for a business segment or corporate function.

Annual Base Salary

We view annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries serve as the foundation for our executive pay structure, and are developed after considering the Peer Group data described above and other relevant market data. We view annual base salary as a primary component of compensation that will be paid even if we do not achieve our short and long-term annual strategic objectives. However, we will consider our financial performance when evaluating proposed salary budgets and may increase, maintain or decrease salary, or terminate Named Executive Officers if our financial performance warrants such action. The base salaries of our Named Executive Officers for 2008, 2007, and 2006 are set out in the Summary Compensation Table under the “Executive Compensation” heading below. Base salary adjustments typically have been considered during the beginning of each year. However, in view of the environment in the banking industry and the Company’s 2007 performance, no increase for 2008 was made at the beginning of 2008 in the base salary of any Named Executive Officer. Rather the compensation review process regarding Named Executive Officers was commenced mid-year and not completed until towards the end of 2008.

After an extensive analysis (described above following the table of Peer Group companies under the heading “Annual External Benchmarking Against Peer Group”) by the Compensation Committee based on information presented by Hay Group and supplemented by other information furnished by management, base pay increases were made on November 17, 2008, for Named Executive Officers other than the CEO; an increase in the CEO’s base salary was made on January 12, 2009.

In particular, we focused on adjusting the base salary of our CEO in accordance with our modified compensation philosophy. After examining Peer Group compensation information presented by Hay Group that showed that the CEO’s base salary was below median levels, we increased his base salary from $467,010 to $600,000 per annum.

The reasons for this level of pay increase (roughly 28.5%) were the CEO’s acknowledged high performance and to bring the CEO’s base salary level to the 75th percentile of the Peer Group (based on the most recently available salary information from proxy statements), a level that was determined to be consistent with (1) the CEO’s performance and importance to the Company and (2) the Compensation Committee’s updated compensation philosophy.

With respect to the Named Executive Officers other than the CEO, increases in base salary were made in accordance with the CEO’s recommendations based on his largely subjective review of their performance, expanded duties for certain Named Executive Officers, and a comparison to relevant executives at Peer Group companies. In particular, the CEO determined, and the Compensation Committee agreed, that the CFO’s base salary had been substantially below market levels (Peer Group data indicated that his prior base salary level was below the 25th percentile for his position) and that he now had multiple critical roles that justified a substantial increase. The base salary increases for Named Executive Officers ranged from 6.3% to 28.2%:

Name	Prior Base Salary	New Base Salary	Percentage Increase
Michael Brown	$310,000	$345,000	11.3%
John Davis	285,000	315,000	10.5%
Michael Naquin	240,000	255,000	6.3%
Anthony Restel	195,000	250,000	28.2%

Annual Cash Incentives

We use annual cash incentives as a short-term incentive to drive achievement of our annual performance goals.

The annual cash incentive focuses on the achievement of annual financial goals and awards in cash. It is designed to:

•	support our strategic business objectives;

•	promote the attainment of specific financial goals;

•	reward achievement of specific performance objectives; and

•	encourage teamwork.

Cash bonuses, if any, are entirely discretionary, based on an annual assessment by the Compensation Committee and management of the Company’s performance at year-end. Annual cash bonus incentives are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibilities. The size of an executive’s annual cash bonus incentive is influenced by these factors, as well as market practices and individual performance. Annual cash incentives are accrued for expected levels of performance, with upside opportunities for superior performance, subject to the discretion of the Compensation Committee. Annual cash bonus incentive awards are contingent upon employment with the Company through the end of the fiscal year.

All of the Company’s Named Executive Officers are eligible to receive annual cash incentive awards. Since the Company’s performance (as measured on a series of financial metrics examined by Hay Group and described below under “Long-Term Equity-Based Incentives”) was, on average, at a level just below the 75th percentile of Peer Group companies for the recent one-year and three-year periods examined, the Compensation Committee determined that reasonable cash bonuses should be paid to Named Executive Officers for 2008; these payments (as described below) were made on January 30, 2009.

Annual cash incentive payments plus annual base salaries together are often referred to as “total cash compensation”, or “TCC.” In determining the CEO’s annual cash incentive amount for 2008, and in approving the annual cash incentive payments for the other Named Executive Officers for 2008, the Compensation Committee took into account the resulting TCC for each Named Executive Officer on account of his service and performance during 2008 and considered how such TCC compared against such amounts for comparable executive positions at Peer Group companies. On this basis, the Compensation Committee determined that an annual bonus for 2008, payable in early 2009, of $325,000 (roughly 54% of base salary) was reasonable given his strong and effective performance (as determined by the Committee) during especially challenging times in the banking industry. The result was TCC for the CEO between the 50th and 75th percentiles of chief executive officers at Peer Group companies.

With respect to the other Named Executive Officers, a similar analysis that looked at the TCC that would result from the annual incentive payments was performed. Annual cash incentive payments for 2008 were paid in amounts ranging from 30% to approximately 37.68% of the increased base salaries (discussed under the previous heading). For all except one of these other Named Executive Officers, the resulting TCC was between the 50th and the 75th percentile of comparable positions at Peer Group companies; the annual cash incentive payment for the other Named Executive Officer yielded TCC somewhat in excess of the 75th percentile. Awards earned under the annual cash bonus incentive award are contingent upon employment with the Company through the end of the fiscal year.

Long-Term Equity-Based Incentives

We consider long-term equity-based incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term equity-based incentive component has been an integral part of the overall executive compensation program. We believe that our Company’s ability to retain and motivate current and future executives and other key employees is critical to our continued success.

At the 2008 annual meeting, the Company’s shareholders approved the IBERIABANK Corporation 2008 Stock Incentive Plan (the “2008 Plan”) as a new vehicle for making long-term equity incentive awards. As part of our long-term equity incentive compensation, the 2008 Plan was designed to enable us to provide awards to help retain and motivate existing executives and managers who we believe generally outperform employees who lack equity participation opportunities. We believe our ability to differentiate the Company from our competition and pursue our business plan is a result of the caliber of our executives and managers.

In addition, in 2008 the Company established the IBERIABANK Corporation Non-Qualified Deferred Compensation Plan (the “Non-Qualified Plan”) for a select group of management and highly compensated employees to permit them to defer a portion of their compensation (including amounts that exceed certain limits imposed by the Internal Revenue Code on employee contributions to the Company’s tax-qualified section 401(k) savings plan). The Non-Qualified Plan allows for the deferral of “phantom stock” awards made to eligible employees. A phantom stock award essentially tracks an award of restricted stock under the 2008 Plan except that no actual shares are awarded (hence the “phantom” designation) and all awards are paid in cash – either upon vesting or under the terms of the Non-Qualified Plan if the deferral option is selected. The Company instituted phantom stock awards to limit the use of actual shares for long-term incentive grants (thereby extending the life of the available share pool) and correspondingly reduce the “burn rate” for awards of actual shares. For purposes of the Company’s long-term incentive program, phantom stock can be viewed as equity-based since the amount of any cash payment or deferral is dependent upon the value of a share of the Company’s common stock.

Our annual equity-based grants are based on a dollar award value that is translated into an award of stock options, time-based restricted stock and/or other types of equity-based awards available under the 2008 Plan that may be appropriate in certain circumstances. With the newly available phantom stock program, these awards also can be used to provide equity-based compensation. The dollar value of an award is based on a market analysis and an assessment of Company and individual performance.

The number of stock options awarded is higher than the number of shares of restricted stock awarded for the same dollar value because, unlike restricted stock, which is a “full value” award, stock option value is based solely on the appreciation in the value of the underlying shares against the exercise price. For purposes of determining the number of shares awarded, phantom stock generally is treated in the same manner as restricted stock.

The Black-Scholes option-pricing model is used to determine the number of stock options to be awarded, while the grant date fair market value is used to determine the number of shares of restricted stock or phantom stock to be awarded. In each case, the number of stock options or shares of restricted stock (or phantom stock awards) is calculated to provide the intended economic value described above. However, regardless of the “mix” of stock options, restricted stock, and phantom stock, the intended grant value is the same, based upon present value calculations of the value of stock options, restricted stock, and phantom stock on the date of grant.

In recent years, the Named Executive Officers have been eligible for equity-based incentive awards designed to deliver a desired economic value in dollars consistent with targeting total direct compensation at the 75th percentile of our Peer Group where performance was consistent with such levels (looking at relevant Peer Group measures and an overall assessment of performance, all things considered). The Compensation Committee determines equity-based incentive awards to our CEO after considering proxy information on such grants to chief executive officers of banking institutions in the Peer Group and making an assessment of the Company’s short and long-term performance compared to its Peer Group and broader market performance.

A similar approach is followed by our CEO in making recommendations to the Compensation Committee regarding long-term equity-based incentive awards for the other Named Executive Officers.

Typically, we make equity-based incentive awards to the Named Executive Officers early in a year with respect to the prior year’s performance. However, in view of the environment in the banking industry and the Company’s overall performance in 2007, no long-term incentive award was made in 2008 to any Named Executive Officer with respect to 2007 service and performance.

While the overall financial health and stock market valuation of the banking industry deteriorated significantly in 2008, the Company’s relative performance – in comparison to members of its Peer Group – was strong. Information presented to the Compensation Committee by Hay Group showed that, on an aggregate basis weighting each measure equally, the performance of the Company on key financial metrics for the most recent one-year and three-year periods approached the 75th percentile. These metrics were total shareholder return, net income compound annual growth rate, return on average assets, and assets compound annual growth rate, each examined on both a most recent one-year and three-year basis. Except for return on average assets (where the one-year and three-year returns were at the 40th percentile and 41st percentile, respectively, likely due to the impact of recent acquisitions), performance was at the 69th percentile or higher and in two instances reached the 100th percentile.

Although the Compensation Committee typically determines the long-term incentive awards for the CEO and uses that as a guidepost in considering and approving the awards proposed by the CEO for the other Named Executive Officers, a somewhat different approach was followed with respect to 2008. After examining supplemental information requested from management, the Compensation Committee made awards on November 17, 2008, of restricted shares and of phantom shares to our Named Executive Officers other than the CEO.

When the grant value of these awards is added to the total cash compensation of these Named Executive Officers, it produces total direct compensation for each of these recipients that is substantially in excess of the 75th percentile of total direct compensation of comparable executives at Peer Group companies. The Compensation Committee approved these awards because it determined that the seven-year graduated vesting schedule placed on these awards can foster its key objective of promoting the retention of the CEO’s top executive team which it views as critical to the future success of the Company. A seven-year vesting schedule is significantly longer than much more prevalent three-year and four-year vesting; the Compensation Committee considered the impact on real value and executive retention of an extended vesting schedule. In addition, the Compensation Committee took into account the findings that its executive benefits and perquisites were, on the whole, relatively low in comparison to those at comparably-sized organizations. The equity-based incentive awards (in shares of restricted stock and shares of phantom stock) made to our Named Executive Officers other than the CEO are summarized below:

Name	Restricted Stock	Phantom Stock
Michael Brown	10,000	3,729
John Davis	10,000	3,729
Michael Naquin	6,000	2,134
Anthony Restel	10,000	3,729

On the date of grant (November 17, 2008), a share of restricted stock and a share of phantom stock each were valued at $48.27.

The Compensation Committee planned to make long-term equity-based awards to its CEO in February, 2009 after receiving additional input from Hay Group on relevant Peer Group data and how such an award might best be structured to enhance the retention of the CEO while engaging the CEO with performance-based metrics on a portion of any such award. However, in light of the explanation as provided above under the heading “Participation in Capital Purchase Program” the Compensation Committee may resume its consideration of long-term equity based awards to its CEO.

Benefits, Retirement Programs and Perquisites

We provide our Named Executive Officers with core health and welfare benefits, including coverage for medical, dental, vision care, prescription drugs, basic life insurance, accidental death and long-term disability coverage; they generally are eligible for the same benefit programs on the same basis as other employees. Our overall benefits philosophy is to focus on the provision of core benefits, with Named Executive Officers able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their individual circumstances.

A tax-qualified section 401(k) savings plan with a Company matching contribution of 50% on the first 3% of a participant’s eligible pay (up to a $100,000 salary cap) is available to employees generally, including the Named Executive Officers. As of January 1, 2008, the Company’s Non-Qualified Deferred Compensation Plan was made available to a select group of executives, other highly compensated employees (including Named Executive Officers) and directors to fill a missing ingredient from the Company’s portfolio of executive benefits. The non-qualified plan is a voluntary benefit that currently provides for voluntary deferrals as well as Company contributions.

Perquisites and similar benefits constitute a small portion of the overall compensation packages of Named Executive Officers. The Compensation Committee believes that the perquisites made available to our Named Executive Officers are reasonable and are intended to help the Company attract and retain them. These perquisites largely consist of car allowances, personal use of a Company vehicle, and social dues/club memberships.

Impact of Regulatory Considerations on 2008 Compensation

Various regulatory considerations – including tax law limitations and potential excise taxes – can impact executive compensation. Further, the Compensation Committee may take into account the tax and accounting consequences attendant to certain executive compensation awards that might negatively impact the purposes of such compensation. We take into account various tax and accounting provisions in developing the pay programs for our Named Executive Officers. These include the special tax rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the rules denying the deduction of “excess parachute payments” under Code Section 280G and the imposition of an excise tax under Code Section 4999 on such amounts. We also consider the accounting treatment of various types of equity-based compensation under Statement of Financial Accounting Standard No. 123(R) and the overall income tax rules applicable to various forms of compensation. While we seek to compensate our executives in a manner that produces favorable tax and accounting treatment, those considerations are secondary to our primary objective of developing fair and equitable compensation arrangements that appropriately motivate, reward and retain executives.

Stock Ownership Guidelines

We believe that our Named Executive Officers should maintain a meaningful equity interest in the Company through ownership of stock that they acquire either with their own funds (including through the exercise of stock options awarded to them), or by retaining restricted stock that has vested rather than disposing of such stock. Stock ownership helps Named Executive Officers to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value. Accordingly, we have established formal executive stock ownership guidelines to require such holdings by the Named Executive Officers, as follows:

•	The guideline for the CEO is set at three times annual base salary.

•	The guidelines for Senior Executive Vice Presidents are set at two times an executive’s annual base salary.

•	The guidelines are initially calculated using the executive’s base salary as of the later of the date the guidelines were adopted (March 17, 2008) and the date the person became an executive.

•	A Company executive is required to achieve his or her guidelines within five years of becoming subject to these guidelines.

We have also established stock ownership guidelines for our directors:

•

Directors are required to hold shares of Common Stock with a value equal to two times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted (March 17, 2008) and the date the director is elected to the Board.

•

Directors are required to achieve the target level within five years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within five years of the adoption date.

The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Employment Agreement

In July 2001, the Company entered into a three-year employment agreement with CEO Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. The discussion under this heading describes the material provisions in place under Mr. Byrd’s employment agreement.

Under the terms of this agreement, if Mr. Byrd’s employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he is entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change of Control, he is entitled to receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. Mr. Byrd’s employment agreement was amended in 2008 to comply with the requirements of Internal Revenue Code section 409A; the main change was a required six-month delay in the commencement of severance benefits following a termination of employment.

In addition, Mr. Byrd is entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. The aggregate severance payment and benefit subsidy that would be made to Mr. Byrd assuming his termination of employment under the foregoing circumstances at December 31, 2008, is disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control”. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, we will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

Change in Control Severance Agreements

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than the CEO, has an employment agreement which requires us to pay their salaries for any period of time. The discussion under this heading describes the material provisions in place under these Change in Control Severance Agreements.

We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2004, we entered into a separate Change of Control Severance Agreement with Michael A. Naquin; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. Subsequently each of these agreements were amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A. The severance payment is 100% in the case of Messrs. Davis, Brown, Naquin and Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. The aggregate severance payments and benefit subsidies that would be made to Messrs. Brown, Davis, Naquin and Restel assuming their termination of employment under the foregoing circumstances at December 31, 2008, are disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control.” We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

Indemnification Agreements

We have entered into indemnification agreements with Daryl G. Byrd, Michael J. Brown and Michael A. Naquin that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

Compensation Committee Interlocks and Insider Participation.

The Compensation Committee is composed entirely of independent directors. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, none of whose executive officers served on our Board of Directors or Compensation Committee. None of the members of the Compensation Committee was an officer or other employee of our Company or any of our subsidiaries during 2008, or is a former officer or other employee of our Company or any of our subsidiaries.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

In addition, as required by the Capital Purchase Program of TARP prior to redemption of the preferred stock, the Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman

William H. Fenstermaker

O. Miles Pollard, Jr.

David H. Welch

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by our Chief Executive Officer, Chief Financial Officer and by our three other most highly compensated Named Executive Officers for the years indicated.

Name and Principal Position	Year	Salary		Bonus		Restricted Stock Award(s)(1)	Option Award(s)(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total(9)

Daryl G. Byrd President and CEO	2008	$467,010		$325,000		$381,839	$169,918	N/A	N/A	$60,149	(3)	$1,403,916
	2007	$463,143		$—		$381,839	$153,037	N/A	N/A	$77,214		$1,075,233
	2006	$439,804		$196,800		$411,187	$53,071	N/A	N/A	$79,371		$1,180,233

Anthony J. Restel Sr. Executive Vice President and CFO	2008	$199,231	(10)	$100,000	(11)	$81,378	$20,136	N/A	$(667)	$20,822	(4)	$420,900
	2007	$195,000		—		$69,929	$18,830	N/A	N/A	$15,896		$299,655
	2006	$159,423		$65,520		$38,464	$10,120	N/A	N/A	$5,661		$279,188

Michael J. Brown Sr. Executive Vice President	2008	$312,692		$130,000		$340,556	$58,427	N/A	N/A	$66,314	(6)	$907,989
	2007	$308,077		$250,000	(5)	$311,438	$54,746	N/A	N/A	$136,704		$1,060,965
	2006	$240,971		$96,000		$198,419	$22,278	N/A	N/A	$40,156		$597,824

John R. Davis Sr. Executive Vice President	2008	$287,308		$115,000		$250,064	$40,429	N/A	N/A	$34,481	(7)	$727,282
	2007	$285,000		—		$234,568	$38,175	N/A	N/A	$35,833		$593,576
	2006	$240,971		$96,000		$197,482	$22,278	N/A	N/A	$28,262		$584,993

Michael A. Naquin Sr. Executive Vice President	2008	$241,154		$90,000		$246,719	$36,218	N/A	N/A	$31,422	(8)	$645,513
	2007	$237,692		—		$236,545	$34,630	N/A	N/A	$34,054		$542,921
	2006	$225,961		$61,820		$196,409	$22,278	N/A	N/A	$26,723		$533,191

(1)	Represents the amount of compensation expense recognized under FAS 123R in the years indicated with respect to restricted stock awards granted in current and prior years.
(2)	Represents the amount of compensation expense recognized under FAS 123R in the years indicated with respect to annual stock options granted in 2006, 2007 and 2008. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option-pricing model, and is recognized ratably over the seven-year vesting period. The assumptions made in determining the grant date fair values of options under FAS 123R are disclosed in Note 15 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	All other compensation for Mr. Byrd includes dividends paid on unvested restricted stock of $36,710, a car allowance of $14,400, payment of social dues of $7,000 and other personal benefits of $2,039.
(4)	All other compensation for Mr. Restel includes dividends paid on unvested restricted stock of $12,949, personal use of a company vehicle of $3,847, phantom stock compensation recognized under FAS 123R of $2,503, and other personal benefits of $1,523.
(5)	Represents a one-time bonus of $250,000 paid to Mr. Brown in January 2007, in connection with his relocation from Louisiana to Arkansas and assumption of additional job responsibilities. In addition, we paid $64,891 in relocation expenses, including income tax gross-up, which are included in Other Compensation.
(6)	All other compensation for Mr. Brown includes dividends paid on unvested restricted stock of $42,707, personal use of a company vehicle of $4,502, payment of social dues of $14,547, phantom stock compensation recognized under FAS 123R of $2,503, and other personal benefits of $2,055.
(7)	All other compensation for Mr. Davis includes dividends paid on unvested restricted stock of $29,755, phantom stock compensation recognized under FAS 123R of $2,503, and other personal benefits of $2,223.
(8)	All other compensation for Mr. Naquin includes dividends paid on unvested restricted stock of $27,683, phantom stock compensation recognized under FAS 123R of $1,432, and other personal benefits of $2,307.
(9)	In 2008, salary and bonus as a percent of total compensation equated to 56.4%, 71.0%, 48.8%, 55.3% and 51.3% for Mr.’s Byrd, Restel, Brown, Davis and Naquin, respectively.
(10)	Includes $3,300 in salary deferred under the Company’s Non-Qualified Deferred Compensation Plan.
(11)	Includes $25,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan.

2009 Compensation

Effective January 12, 2009, the Compensation Committee increased the annual salary of Daryl G. Byrd to $600,000. Effective September 17, 2009, the Compensation Committee increased the annual salary of Michael J. Brown to $400,000.

On December 29, 2009, the Compensation Committee increased the annual salaries of the Named Executive Officers as follows: Daryl G. Byrd — $750,000; Anthony R. Restel — $350,000; Michael J. Brown — $500,000; John R. Davis — $375,000; and Michael A. Naquin — $280,000. The salary increases are effective on January 11, 2010.

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our Named Executive Officers during the year ended December 31, 2008.

The 2008 stock option grants and restricted stock awards to the Named Executive Officers were issued from our 2008 Incentive Compensation Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our Common Stock. In 2008, we declared dividends payable in the amount of $1.36 per share. The 2008 grants of phantom stock units were issued under the Company’s Non-Qualified Deferred Compensation Plan. Additional units are credited equal to dividend equivalents. The phantom stock units also vest on a “change-in-control” occurrence.

Name	Grant Date	Estimated future payouts under Non-Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)

Daryl G. Byrd	—	N/A	N/A	—		—	—		$—

Anthony J. Restel	11/17/2008	N/A	N/A	10,000 3,729	(1) (2)	—	—	$ $	482,700 180,000
Michael J. Brown	11/17/2008	N/A	N/A	10,000 3,729	(1) (2)	—	—	$ $	482,700 180,000
John R. Davis	11/17/2008	N/A	N/A	10,000 3,729	(1) (2)	—	—	$ $	482,700 180,000
Michael A. Naquin	11/17/2008	N/A	N/A	6,000 2,134	(1) (2)	—	—	$ $	289,620 103,000

(1)	Restricted stock awards were issued under our 2008 Stock Incentive Plan. The shares of restricted stock vest over seven years in equal increments on the anniversary of the date of the awards.
(2)	Phantom stock awards were issues under the Non-Qualified Plan and vest over seven years in equal increments beginning on the second anniversary of the date of the awards.

2009 Phantom Stock Plan

On September 29, 2009, the Compensation Committee approved the IBERIABANK Corporation 2009 Phantom Stock Plan. The purpose of the 2009 Phantom Stock Plan is to provide additional incentive compensation to a select group of key employees and officers who contribute to the management and successful operation of our Company and its subsidiaries. Such additional compensation will be provided by awards to participants of units of hypothetical shares of common stock and the payment to participants, at specified times, of the value of each hypothetical share, as described in the 2009 Phantom Stock Plan.

The 2009 Phantom Stock Plan is administered by the Compensation Committee, which has complete discretion and authority to interpret and construe the plan and any awards of additional compensation under the plan to a participant. The Compensation Committee also decides all questions of eligibility and benefits (including underlying factual determinations), and adjudicates all claims and disputes.

2009 Grants

The following table provides information concerning restricted and phantom stock awards made to our Named Executive Officers in 2009:

Name	Number of Shares or Units of Stock		Grant Date Fair Value of Awards
Daryl G. Byrd	12,500 10,000 1,339	(1) (2) (3)	$ $ $	598,875 544,300 64,125
Anthony J. Restel	2,000 4,200	(1) (2)	$ $	84,780 228,606
Michael J. Brown	4,500	(2)		$244,935
John R. Davis	4,900	(2)		$266,707
Michael A. Naquin	2,700	(2)		$146,961

(1)	The shares of restricted stock vest over seven years in equal increments on the anniversary of the date of grant.
(2)	The shares of restricted stock vest over five years in equal increments on the anniversary of the date of grant.
(3)	Phantom stock award vests over seven years in equal increments beginning on the second anniversary of the date of grant.

On December 29, 2009, the Compensation Committee granted stock options to the Named Executive Officers as follows:

Name	Number of Shares Underlying Options(1)	Exercise Price of Option Awards

Daryl G. Byrd	27,500	$54.43
Anthony J. Restel	11,500	$54.43
Michael J. Brown	12,500	$54.43
John R. Davis	13,500	$54.43
Michael A. Naquin	7,400	$54.43

(1)	Stock options vest over five years in equal increments on the anniversary of the date of the grants.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by our Named Executive Officers as of December 31, 2008:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable(1)	Number of Shares Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested (#)		Market Value of Shares that have not Vested(2)

Daryl G. Byrd	5,097	—		$17.600	Jul 12, 2009	1,785	(7)	$85,680
	15,624	—		$11.000	Apr 17, 2010	5,355	(8)	$257,040
	25,000	—		$20.648	May 08, 2011	4,554	(9)	$218,592
	27,500	—		$22.880	Jan 11, 2012	7,857	(10)	$377,136
	31,250	—		$30.880	Mar 19, 2013	7,442	(11)	$357,216
	43,750	—		$48.448	Mar 16,2014
	35,000	—		$47.488	Mar 21, 2015
	7,324	18,306	(3)	$59.060	Feb 20, 2016
	7,145	42,855	(4)	$57.310	Feb 26, 2017

Anthony J. Restel	1,250	—		$20.700	Mar 12, 2011	268	(12)	$12,864
	3,750	—		$22.880	Jan 11, 2012	536	(13)	$25,728
	5,625	—		$30.808	Mar 19, 2013	974	(10)	$46,752
	5,625	—		$43.992	Aug 17, 2014	1,538	(14)	$73,824
	4,206	—		$47.488	Mar 21, 2015	3,582	(19)	$171,936
	1,500	3,750	(5)	$57.660	Mar 3, 2016	10,000	(21)	$480,000
	522	3,134	(4)	$57.310	Feb 26, 2017	3,756	(22)	$180,274

Michael J. Brown	28,000	—		$10.700	Dec 16, 2009	892	(7)	$42,816
	6,250	—		$11.000	Apr 17, 2010	2,679	(15)	$128,592
	13,750	—		$20.648	May 8, 2011	2,546	(16)	$122,208
	16,250	—		$22.880	Jan 11, 2012	3,208	(10)	$153,984
	18,125	—		$30.880	Mar 19, 2013	3,386	(14)	$162,528
	20,000	—		$45.600	Apr 29, 2014	5,743	(18)	$275,664
	13,871	—		$47.488	Mar 21, 2015	6,124	(19)	$293,952
	3,302	8,254	(5)	$57.660	Mar 3, 2016	3,777	(20)	$181,296
	1,100	6,600	(6)	$56.420	Jan 29, 2017	10,000	(21)	$480,000
	893	5,359	(4)	$57.310	Feb 26, 2017	3,756	(22)	$180,274

John R. Davis	13,750	—		$20.648	May 8, 2011	893	(7)	$42,864
	16,250	—		$22.880	Jan 11, 2012	2,678	(15)	$128,544
	18,125	—		$30.880	Mar 19, 2013	2,544	(16)	$122,112
	20,000	—		$45.600	Apr 29, 2014	3,207	(10)	$153,936
	13,871	—		$47.488	Mar 21, 2015	3,386	(14)	$162,528
	3,302	8,254	(5)	$57.660	Mar 3, 2016	6,124	(19)	$293,952
	893	5,359	(4)	$57.310	Feb 26, 2017	10,000	(21)	$480,000
						3,756	(22)	$180,274

Michael A. Naquin	43,750	—		$46.960	Mar 29, 2014	8,036	(17)	$385,728
	13,871	—		$47.488	Mar 21, 2015	3,208	(10)	$153,984
	3,302	8,254	(5)	$57.660	Mar 3, 2016	3,386	(14)	$162,528
	616	3,697	(4)	$57.310	Feb 26, 2017	4,225	(19)	$202,800
						6,000	(21)	$288,000
						2,149	(22)	$103,157

(footnotes on following page)

(1)	On December 30, 2005, the Board of Directors approved the immediate vesting of all unvested stock options awarded to all employees or our company. Shares unexercisable represent only shares granted in 2006, 2007 and 2008.
(2)	The fair market value of the Company’s Common Stock at the end of the fiscal year was $48.00 per share.
(3)	Shares vest equally over five years from February 20, 2009, through February 20, 2013.
(4)	Shares vest equally over six years from February 26, 2009, through February 26, 2014.
(5)	Shares vest equally over five years from March 3, 2009, through March 3, 2013.
(6)	Shares vest equally over six years from January 29, 2009, through January 29, 2014.
(7)	Remaining unvested shares vested on the 11th of January for the year 2009.
(8)	Remaining unvested shares will vest in one-half increments on each 24th of March for the years 2009 through 2010.
(9)	Remaining unvested shares vested and will vest in one-third increments on each 16th of March for the years 2009 through 2011.
(10)	Remaining unvested shares will vest in one-fourth increments on each 21st of March for the years 2009 through 2012.
(11)	Remaining unvested shares vested and will vest in one-fifth increments on each 20th of February for the years 2009 through 2013.
(12)	Remaining unvested shares will vest in one-half increments on each 21st of April for the years 2009 and 2010.
(13)	Remaining unvested shares will vest in one-third increments on each 17th of August for the years 2009 through 2011.
(14)	Remaining unvested shares vested and will vest in one-fifth increments on each 3rd of March for the years 2009 through 2013.
(15)	Remaining unvested shares will vest in one-half increments on each 9th of May for the years 2009 and 2010.
(16)	Remaining unvested shares will vest in one-third increments on each 29th of April for the years 2009 though 2011.
(17)	Remaining unvested shares will vest in one-third increments on each 29th of March for the years 2009 through 2011.
(18)	Remaining unvested shares vested and will vest in one-sixth increments on each 29th of January for the years 2009 through 2014.
(19)	Remaining unvested shares vested and will vest in one-sixth increments on each 26th of February for the years 2009 through 2014.
(20)	Remaining unvested shares will vest in one-sixth increments on each 21st of March for the years 2009 through 2014.
(21)	Remaining unvested shares will vest in one-seventh increments on each 17th of November for the years 2009 through 2015.
(22)	Remaining unvested units of phantom stock awards, including dividend equivalent units, will vest in one-sixth increments on each 17th of November for the years 2010 through 2015.

Option Exercises and Stock Vested

The following table sets forth the amount realized by each Named Executive Officer as a result of the exercise of stock options and vesting of stock awards in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Daryl G. Byrd	42,596	$1,565,781	9,435	$427,415

Anthony J. Restel	1,250	$39,088	1,460	$69,335

Michael J. Brown	—	—	7,169	$335,187

John R. Davis	30,024	$1,138,509	5,582	$258,606

Michael A. Naquin	—	—	4,863	$218,798

Non-Qualified Deferred Compensation

As discussed under “Long Term Equity-Based Incentives,” we offer a select group of management and highly compensated key employees the right to participate in a non-qualified deferred compensation plan. Under the provisions of the plan, the participants may elect to defer up to 100% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. The plan allows for discretionary employer contributions. The investment options available under the non-qualified deferred compensation plan are the same as those available under our 401(k) plan. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum payment or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s non-qualified deferred compensation plan. Mr. Restel is the only Named Executive Officer currently participating in the Corporation’s non-qualified deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Daryl G. Byrd	—		—	—		—	—

Anthony J. Restel	$3,300	(1)	—	$(667	)(2)	—	$2,633

Michael J. Brown	—		—	—		—	—

John R. Davis	—		—	—		—	—

Michael A. Naquin	—		—	—		—	—

(1)	Mr. Restel’s contribution of $3,300 is included in his base salary as set forth in the “Summary Compensation Table.”
(2)	The loss on Mr. Restel’s deferred compensation is included in the “Executive Compensation – Summary Compensation Table” in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” section.

2009 Non-Qualified Deferred Compensation

Effective May 5, 2009, the Compensation Committee granted to Daryl G. Byrd a $100,000 non-qualified deferred cash compensation award.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below:

In July 2001, the Company entered into a three-year employment agreement with Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, we will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. Mr. Byrd’s employment agreement was amended in 2008 to comply with the requirements of Internal Revenue Code section 409A; the main change was a required six-month delay in the commencement of severance benefits following a termination of employment.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than the President and Chief Executive Officer, has an employment agreement, which requires us to pay their salaries for any period of time.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2004, we entered into a separate Change in Control Severance Agreement with Michael A. Naquin; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Naquin and Mr. Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A.

As of December 31, 2008, Named Executive Officers held unexercisable options to purchase Common Stock and unvested shares of restricted Common Stock listed in the Outstanding Equity Awards table above.

The following table quantifies the estimated Change in Control payment that would have been payable to each Named Executive Officer assuming a Change in Control had occurred on December 31, 2008, and other requirements for payment had been met.

Name	Cash Severance	Stock Option Acceleration(1)	Restricted and Phantom Stock Acceleration(2)	Benefits(3)	Tax Payments(4)	Total

Daryl G. Byrd	$4,742,118	—	$1,295,761	$52,121	$2,100,964	$8,190,964

Anthony J. Restel	$621,611	—	$991,393	$43,863	$575,676	$2,232,543

Michael J. Brown	$1,948,081	—	$2,021,340	$45,873	$1,292,543	$5,307,837

John R. Davis	$1,938,168	—	$1,564,366	$49,205	$1,228,074	$4,779,813

Michael A. Naquin	$1,121,536	—	$1,296,201	$47,121	$652,250	$3,117,108

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our Common Stock at December 31, 2008, of $48.00.
(2)	Assumes the immediate vesting of all unvested restricted and phantom stock upon a Change in Control using the fair market value of our Common Stock at December 31, 2008, of $48.00.
(3)	Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.
(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

DIRECTOR COMPENSATION

The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
William H. Fenstermaker	$34,500	$48,016	N/A	N/A	N/A	$2,510	$85,026
E. Stewart Shea III	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526
Elaine D. Abell	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526
Harry V. Barton, Jr.	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526
Ernest P. Breaux, Jr.	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526
John N. Casbon	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526
Jefferson G. Parker	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526
O. Miles Pollard, Jr.	$30,000	$32,062	N/A	N/A	N/A	$2,510	$64,572
David H. Welch	$30,000	$45,293	N/A	N/A	N/A	$2,236	$77,529

(1)	Represents the amount of compensation expense recognized under FAS 123R in 2008 with respect to restricted stock awards granted in 2008 and prior years.
(2)	Each outside director was granted restricted stock of 437 shares in 2004, 813 shares in 2005, 813 shares in 2006, 825 shares in 2007 and 825 shares in 2008. The grant date fair value per share in accordance with FAS 123R was $43.61, $53.30, $58.85, $51.95, and $48.24 respectively. Mr. Welch joined the Board in 2005 and therefore did not receive the 2004 grant. The aggregate unvested shares outstanding for each director at December 31, 2008 was 1,832 shares, except for Mr. Welch who had 1,646 unvested shares.
(3)	Represents dividends paid on shares of restricted common stock unvested as of the dividend payment date.

Cash and Stock Payments. Each director who is not employed (referred to as outside directors or non-management directors) is paid a fee of $2,500 per month, except for the Chairman who receives a fee of $2,875 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

During 2008, the Compensation Committee authorized each outside director to receive 825 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $48.24). In June 2009, the Compensation Committee authorized each outside director to receive 1,000 shares of restricted stock (which was valued based on the closing price of the common stock as of the date of the award of $45.17). All of these shares of restricted stock will vest over a three-year period, and the total value of these awards will generally be allocated over these three-year vesting periods. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2008 and 2009.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to IBERIABANK Corporation. We also provide our directors with customary directors and officers liability insurance.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and must have been received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than December 11, 2009. With respect to the 2010 annual meeting, if we were not provided notice of a shareholder proposal by such date, it will not be included in our proxy statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2010, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or March 7, 2010. With respect to the 2010 annual meeting, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the Special Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the Special Meeting as to which proxies in the accompanying form confers discretionary authority, the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

By Order of the Board of Directors

George J. Becker III
Secretary

Lafayette, Louisiana

December 31, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held on January 29, 2010

This Notice and Proxy Statement are available electronically at

http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

Exhibit A

IBERIABANK Corporation

2010 STOCK INCENTIVE PLAN

1.	Establishment, Purpose, and Types of Awards.

IBERIABANK Corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “IBERIABANK Corporation 2010 Stock Incentive Plan” (the “Plan”), in order to provide incentives and awards to select employees, consultants, and directors of the Company and its Affiliates.

The Plan permits the granting of the following types of Awards, according to the Sections of the Plan listed here:

Section 6	Option Awards
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Performance Units
Section 10	Performance Compensation Awards

The Plan is not intended to affect, and shall not affect, any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms.

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in the Appendix, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan.

(a) Maximum Number of Shares Issuable under the Plan. Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 600,000 Shares. Additional limitations on Share issuances are provided in Sections 5(c), 8(a), 8(b) and 10(b). For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

(b) Return of Shares to the Plan. Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

4.	Administration.

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly-appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board has sole discretion, at any time, to appoint additional members to the Committee, to remove and replace members of the Committee for any reason, and to fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices, and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

(d) Delegation of Administrative Functions. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(e) Deference to Committee Determinations. The Committee shall have the sole discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility.

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such Participant is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Limits on Awards. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 300,000 Shares per calendar year. The Committee will adjust this limitation pursuant to Section 13 below. Additional limitations applicable to Performance Compensation Awards are described in Section 10(b).

(d) Replacement Awards. Subject to Applicable Laws (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option (as was determined under Section 6(d)) unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.	Option Awards.

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as

Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(e)(ii) hereof, provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise of Option.

(i) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Terms and Conditions. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(iv) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(1) cash or check payable to the Company (in U.S. dollars);

(2) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) the certificates of which are duly endorsed for transfer to the Company or attestation of ownership and transfer to the Company is effected to the Company’s satisfaction;

(3) a cashless exercise program pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to (upon receipt of payment from the broker) deliver the certificates for or electronic evidence of ownership of the purchased Shares directly to such broker in order to complete the sale;

(4) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the Shares subject to the Option;

(5) in such other manner as may be authorized from time to time by the Committee; or

(6) any combination of the foregoing methods of payment.

(v) Delivery of Shares. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(e) Effect of Termination of Continuous Service.

(i) The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

(ii) The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(1) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(2) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(3) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(4) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service, the Option may be exercised at any time within one year following the date of the Participant’s death by the Participant’s estate or by a Person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(5) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(f) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

7.	Share Appreciation Rights (SARs).

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights (SARs) to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Optionholder, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (1) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (2) a price related to consideration payable to the Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. All SARs shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SARs.

(e) Payment.

(i) Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(1) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(2) the number of Shares with respect to which the SAR has been exercised.

(ii) Notwithstanding Section 7(e)(i), an SAR granted independently of an Option:

(1) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one hundred percent (100%), of the amount determined pursuant to Section 7(e)(i), and

(2) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Effect of Termination of Continuous Service. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(e)(ii) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares.

(a) Grants. The Committee has the discretion to grant Awards of Restricted Shares, Restricted Share Units, and Unrestricted Shares under this Section 8.

(i) The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.

(ii) The Committee may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested.

(iii) The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(iv) The Committee may grant Awards hereunder for an aggregate of no more than 30,000 Shares (subject to adjustment under Section 13) in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.

(i) Award Agreements for Restricted Shares and Restricted Share Units. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable.

(ii) Minimum Vesting Requirements. Except for grants to Directors, Restricted Shares and Restricted Share Units granted under this Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the Award over the three-year period permitted; provided, however, that if the vesting of the Award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the Award over the one-year period permitted.

(iii) Effect of Termination of Continuous Service. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the

Participant shall forfeit his or her unvested Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Alternatively, the Company may reflect such ownership and restrictions in electronic format. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion, if permitted by Section 409A of the Code, convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

9.	Performance Units.

Subject to the limitations set forth in Section 10(b), the Committee has discretion to grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

Performance Units must vest based upon the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the Performance Units over the one-year period permitted.

10.	Performance Compensation Awards.

(a) Qualified Performance-Based Compensation.

(i) Subject to the limitations set forth in paragraph (b) hereof, the Committee may, at the time of grant of Restricted Shares, Restricted Share Units, or Performance Units, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Section 162(m) of the Code, in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Section 162(m) of the Code, a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (as each such term is defined in Section 10(c)).

(iii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period.

(iv) As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(b) Limitations on Awards. The maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 300,000 Shares, subject to adjustment under Section 13, and $4 million in cash, per calendar year.

(c) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of nonperforming assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.	Taxes.

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.

(c) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(d) Special Rules. In the case of (i) a Participant other than an Employee, (ii) an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations, (iii) a Participant who is an Executive Officer of the Company or a member of the Board, in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(e) Income Taxes. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

12.	Non-Transferability of Awards.

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger, or Certain Other Transactions.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, all Share limitations contained herein and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. Unless otherwise provided in an Award Agreement, Awards will automatically vest in full (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) require that all outstanding Options and Share Appreciation Rights be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights shall terminate;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other later date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards in compliance with Section 409A, to the extent applicable, or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give Persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan. Shareholder approval is required for any Plan amendment that would permit repricing without shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20.	Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Louisiana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws and Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Laws. In the event that the Shares are not registered under the Securities Act, or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.	No Shareholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a Share certificate or other evidence of Share ownership to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate or other evidence of ownership is issued, except as otherwise specifically provided for in this Plan.

24.	No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25.	Deferral.

Payment of an Award may be deferred only if permitted in the Award Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

IBERIABANK Corporation

2010 STOCK INCENTIVE PLAN

Appendix: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Performance Unit, and a Performance Compensation Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means, unless otherwise defined in an Award Agreement,

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this paragraph (a), of this definition the following acquisitions shall not constitute a Change in Control:

(i) any acquisition of securities directly from the Company,

(ii) any acquisition of securities by the Company,

(iii) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv) any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under paragraph (c) of this definition; or

(b) Individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c) consummation of a reorganization, merger ,or consolidation (including a merger, or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding common stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph (c)(i) and paragraphs (c)(ii) and (c)(iii) shall include a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references to specific Sections of the Code include the applicable regulations or guidance issued thereunder, as those may be amended from time to time.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means IBERIABANK Corporation, a Louisiana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates, or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” refers to a condition under which a Participant –

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” has the meaning provided in Rule 3b-7 under the Exchange Act.

“Fair Market Value” means, as of any date (the “Determination Date”): (i) the closing price of a Share on the New York Stock Exchange, the NASDAQ Stock Market or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on a quotation system, (A) the mean between the reported high and low sale prices on the Determination Date during the regular daily trading session or, (B) if selling prices are not reported for the Determination Date, the mean between the closing representative bid and asked prices for the stock on the Determination Date as reported by such quotation system; or (iii) if such stock is not traded on the Exchange or quoted but is otherwise traded over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value as established in good faith by the Committee and in accordance with Section 409A of the Code.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under either of the following circumstances occurring on or after a Change in Control: (a) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (b) voluntary termination by the Participant within 60 days following (i) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (ii) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (iii) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization, or organizational entity.

“Plan” means this IBERIABANK Corporation 2010 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean the right to receive Shares granted pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Securities Act” means of the Securities Act of 1933, as amended.

“Share Appreciation Right” or “SAR” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded as unrestricted shares as described in Section 8 of the Plan.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation

				For	Against	Abstain
SPECIAL MEETING OF SHAREHOLDERS January 29, 2010		1.	Approval of proposed 2010 Stock Incentive Plan.	☐	☐	☐

r

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of December 28, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at IBERIABANK, 200 West Congress Street, Lafayette, Louisiana, on Friday, January 29, 2010, at 3:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

		2.	In their discretion, on other business as may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED ABOVE, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE SPECIAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 LISTED ABOVE.

If voting by mail, please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above

¿	Detach above card, sign, date and mail in postage paid envelope provided.	¿

IBERIABANK Corporation

PLEASE COMPLETE, DATE, SIGN AND MAIL THE INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Important Notice Regarding the Availability of Proxy materials for the Special Meeting of Shareholders to be held on January 29, 2010 is available electronically at http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

3802

REVOCABLE PROXY

IBERIABANK Corporation

SPECIAL MEETING OF SHAREHOLDERS

January 29, 2010

3:00 p.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of December 28, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at IBERIABANK, 200 West Congress Street, Lafayette, Louisiana, on Friday, January 29, 2010, at 3:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À            FOLD AND DETACH HERE            À

IBERIABANK Corporation — SPECIAL MEETING, JANUARY 29, 2010

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation	Special Meeting of Shareholders JANUARY 29, 2010

For Against Abstain
1.	Approval of proposed 2010 Stock Incentive Plan.	☐ ☐ ☐	2. In their discretion, on other business as may properly come before the Special Meeting.
The Board of Directors recommends a vote “FOR” proposal 1 listed above.
			Mark here if you plan to attend the Special Meeting.	☐
			Mark here for address change and note change below.	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED ABOVE, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE SPECIAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

	Please be sure to date and sign this proxy card in the box below.	Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	PROXY VOTING INSTRUCTIONS	¿

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, January 29, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, January 29, 2010. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, January 29, 2010 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

Your vote is important!

REVOCABLE PROXY

IBERIABANK Corporation

SPECIAL MEETING OF SHAREHOLDERS

January 29, 2010

3:00 p.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of December 28, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at IBERIABANK, 200 West Congress Street, Lafayette, Louisiana, on Friday, January 29, 2010, at 3:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

401(k)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À            FOLD AND DETACH HERE            À

IBERIABANK Corporation — SPECIAL MEETING, JANUARY 29, 2010

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802/7428

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation	Special Meeting of Shareholders JANUARY 29, 2010

For Against Abstain
1.	Approval of proposed 2010 Stock Incentive Plan.	☐ ☐ ☐	2. In their discretion, on other business as may properly come before the Special Meeting.
The Board of Directors recommends a vote “FOR” proposal 1 listed above.
	401(k)		Mark here if you plan to attend the Special Meeting.	☐
			Mark here for address change and note change below.	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED ABOVE, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE SPECIAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

	Please be sure to date and sign this proxy card in the box below.	Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, January 29, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, January 29, 2010. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, January 29, 2010 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

Your vote is important!

REVOCABLE PROXY

IBERIABANK Corporation

SPECIAL MEETING OF SHAREHOLDERS

January 29, 2010

3:00 p.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of December 28, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at IBERIABANK, 200 West Congress Street, Lafayette, Louisiana, on Friday, January 29, 2010, at 3:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

MRRP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À            FOLD AND DETACH HERE            À

IBERIABANK Corporation — SPECIAL MEETING, JANUARY 29, 2010

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802/7429

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation	Special Meeting of Shareholders JANUARY 29, 2010

		For	Against	Abstain
1.	Approval of proposed 2010 Stock Incentive Plan.	☐	☐	☐	2. In their discretion, on other business as may properly come before the Special Meeting.
The Board of Directors recommends a vote “FOR” proposal 1 listed above.
	MRRP				Mark here if you plan to attend the Special Meeting.	☐
					Mark here for address change and note change below.	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED ABOVE, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE SPECIAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

	Please be sure to date and sign this proxy card in the box below.	Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, January 29, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, January 29, 2010. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, January 29, 2010 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/specialmeetingproxy.pdf

Your vote is important!